Exhibit 10.13
           NBT Bancorp Inc. 2002 Executive Incentive Compensation Plan


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                        NBT BANCORP INC. AND SUBSIDIARIES

                   2002 EXECUTIVE INCENTIVE COMPENSATION PLAN


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                        NBT BANCORP INC. AND SUBSIDIARIES

                   2002 EXECUTIVE INCENTIVE COMPENSATION PLAN
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                                Table of Contents



                                                                      Page
                                                                   ----------
Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . .         1-2

Incentive Plan
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Section I - Definitions . . . . . . . . . . . . . . . . . . . . . .           3

Section II - Participation. . . . . . . . . . . . . . . . . . . . .           4

Section III - Activating the Plan . . . . . . . . . . . . . . . . .           4

Section IV - Calculation of Awards. . . . . . . . . . . . . . . . .           4

Section V - President's Special Recommendations . . . . . . . . . .           4

Section VI - Distribution of Awards . . . . . . . . . . . . . . . .           5

Section VII - Plan Administration . . . . . . . . . . . . . . . . .           5

Section VIII - Amendment, Modification, Suspension or Termination .           5

Section IX - Effective Date . . . . . . . . . . . . . . . . . . . .           5

Section X - Employer Relations with Participants. . . . . . . . . .           6

Section XI - Governing Law. . . . . . . . . . . . . . . . . . . . .           6

Incentive Plan Participants and Distribution of Awards. . . . . . .  Appendix A


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     NBT  BANCORP  INC.  AND  SUBSIDIARIES


     Introduction
     ------------


It is important to examine the benefits that accrue to the organization through the operation of the Executive Incentive Compensation Plan (EICP). The Plan impacts directly on the success of the organization and its purpose can be summarized as follows:


     *     Provides  Motivation:  The  opportunity for incentive awards provides
           ---------------------
           Executives with the impetus to "stretch" for challenging, yet attainable, goals.


     *     Provides  Retention:  By  enhancing  the  organization's  competitive
           --------------------
           compensation  posture.


     *     Provides  Management  Team  Building:  By  making the incentive award
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           dependent  on  the  attainment  of  organization  goals,  a  "team orientation"  is  fostered  among  the  participant  group.


     *     Provides  Individual  Motivation:  By  encouraging the participant to
           ---------------------------------
           make  significant  personal  contribution  to  the  corporate effort.


     -     Provides  Competitive  Compensation  Strategy: The implementation of
           ----------------------------------------------
           incentive arrangements is competitive with current practice in the banking industry.


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Highlights  of  the 2002 Executive Incentive Compensation Plan (EICP) are listed below:



     1. The Plan is competitive compared with similar sized banking organizations and the banking industry in general.


     2. The Compensation Committee of the Board of Directors controls all aspects of the Plan.


     3.    All  active  Executives  are  eligible  for  participation.


     4. The financial criteria necessary for Plan operation consist of achieving certain levels of Earnings Per Share (EPS) for the Company and its Subsidiaries as applicable. Certain non-recurring events may be excluded from the financials at the discretion of the President and CEO and the Compensation Committee.


     5. Incentive distributions will be made during the first quarter of the year following the Plan Year and will be based on the matrix in Appendix A.


     6. Incentive awards will be based on attainment of corporate goals. Total incentive awards may contain Corporate, Subsidiary and Individual components. The Corporate and Subsidiary components are awarded by virtue of performance related to pre-established goals and the individual component is awarded by virtue of individual performance related to individual goals. No bonus will be paid unless the Corporation attains its pre-established goals.


                                       -2-
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                        NBT BANCORP INC. AND SUBSIDIARIES

The Board of Directors has established this 2002 Executive Incentive Compensation Plan. The purpose of the Plan is to meet and exceed financial goals and to promote a superior level of performance relative to the competition in our market areas. Through payment of incentive compensation beyond base salaries, the Plan provides reward for meeting and exceeding financial goals.

SECTION  I  -  DEFINITIONS
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     Various  terms  used  in  the  Plan  are  defined  as  follows:

     Base  Salary:  The  base  salary at the end of the Plan Year, excluding any
     -------------
     bonuses, contributions to Executive benefit programs, or other compensation not designated as salary.

     Board  of  Directors:  The  Board  of  Directors  of  NBT  Bancorp,  Inc.
     ---------------------

     President  &  CEO:  The  Chairman,  President  &  CEO  of  NBT Bancorp Inc.
     ------------------

     Corporate Goals:  Those pre-established objectives and goals of NBT Bancorp
     ----------------
     Inc.  which are required to activate distribution of awards under the Plan.

     Subsidiary  Goals:  Those  pre-established objectives and goals which apply
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     to each of the Banking Divisions of NBT Bancorp Inc. and which may activate distribution  of  awards  under  the  Plan.

     Individual Goals:  Key objectives mutually agreed upon between participants
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     and  management.

     Compensation Committee:  The Compensation Committee of the NBT Bancorp Inc.
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     Board  of  Directors.

     Plan  Participant:  An  eligible  Executive  as  designated  by the CEO and
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     approved by the Compensation Committee for participation for the Plan Year.

     Plan  Year:  The  2002  calendar  year.
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SECTION  II  -  ELIGIBILITY  TO  PARTICIPATE
                ----------------------------

To be eligible for an award under the Plan, a Plan participant must be an Executive in full-time service at the start and close of the calendar year and at the time of the award. Newly hired employees may be designated by the CEO and approved by the Compensation Committee as eligible for an award as determined by their date of hire or any relevant employment agreement. A Plan participant must be in the same or equivalent position, at year end as they were when named a participant or have been promoted during the course of the year, to be eligible for an award. If a Plan participant voluntarily leaves the company prior to the payment of the award, he/she is not eligible to receive an award. However, if the active full-time service of a participant in the Plan is terminated by death, disability, retirement, or if the participant is on an approved leave of absence, an award will be recommended for such a participant based on the proportion of the Plan Year that he/she was in active service.

SECTION  III  -  ACTIVATING  THE  PLAN
                 ---------------------

The operation of the Plan is predicated on attaining and exceeding management performance goals. The goals will consist of the attainment of certain Earnings Per Share (EPS) levels as applicable. Non-recurring events may be excluded from the financial results at the discretion of the President and CEO and the Compensation Committee. The Corporation must achieve a minimum EPS set forth in Appendix A to trigger an award pursuant to the terms of this Plan.

SECTION  IV  -  CALCULATION  OF  AWARDS
                -----------------------

The Compensation Committee designates the incentive formula as shown in Appendix
A. The Compensation Committee will make final decisions with respect to all incentive awards and will have final approval over all incentive awards. The individual participant data regarding maximum award and formulas used in calculation has been customized and appears as Appendix A.

SECTION  V  -  SPECIAL  RECOMMENDATIONS
               ------------------------

The President and CEO will recommend to the Compensation Committee the amounts to be awarded to individual participants in the incentive Plan. The CEO may recommend a change beyond the formula to a bonus award (increase or decrease) to an individual participant by a specified percentage based on assessment of special individual performance beyond the individual goals. The Compensation Committee may amend the CEO's bonus award. No award will be granted to an Executive whose performance is unacceptable.


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SECTION  VI  -  DISTRIBUTION  OF  AWARDS
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Distribution  of  the  EICP  will  be  made during the first quarter of the year following the plan. Distribution of the award must be approved by the Compensation Committee.

In the event of death, any approved award earned under the provisions of this plan will become payable to the beneficiary designated under this Plan; or if no such designation, to the designated beneficiary of the participant as recorded under the Company's group life insurance program; or in the absence of a valid designation, to the participant's estate.

SECTION VII - PLAN ADMINISTRATION
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 The Compensation Committee shall, with respect to the Plan have full power and authority to construe, interpret, manage, control and administer this Plan. The Committee shall decide upon cases in conformity with the objectives of the Plan under such rules as the Board of Directors may establish.

 Any decision made or action taken by NBT Bancorp Inc., the Board of Directors, or the Compensation Committee arising out of, or in connection with, the administration, interpretation, and effect of the Plan shall be at their absolute discretion and will be conclusive and binding on all parties. No member of the Board of Directors, Compensation Committee, or employee shall be liable for any act or action hereunder, whether of omission or commission, by a
 Plan participant or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated in accordance with the provision of the Plan.

SECTION  VIII  -  AMENDMENT,  MODIFICATION,  SUSPENSION  OR  TERMINATION
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NBT  Bancorp  Inc.  reserves the right, by and through its Board of Directors to amend, modify, suspend, reinstate or terminate all or part of the Plan at any time. The Compensation Committee will give prompt written notice to each participant of any amendment, suspension or termination or any material modification of the Plan. In the event of a merger or acquisition, the Plan and related financial formulas will be reviewed and adjusted to take into account the effect of such activities.

SECTION  IX  -  EFFECTIVE  DATE  OF  THE  PLAN
                ------------------------------

            The effective date of the Plan shall be January 1, 2002.


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SECTION  X  -  EMPLOYER  RELATION  WITH  PARTICIPANTS
               --------------------------------------

Neither establishment nor the maintenance of the Plan shall be construed as conferring any legal rights upon any participant or any person for a continuation of employment, nor shall it interfere with the right of an employer to discharge any participant or otherwise deal with him/her without regard to the existence of the Plan.

SECTION  XI  -  GOVERNING  LAW
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  Except to the extent pre-empted under federal law, the provisions of the Plan shall be construed, administered and enforced in accordance with the domestic internal law of the State of New York. In the event of relevant changes in the
Internal Revenue Code, related rulings and regulations, changes imposed by other regulatory agencies affecting the continued appropriateness of the Plan and awards made thereunder, the Board may, at its sole discretion, accelerate or change the manner of payments of any unpaid awards or amend the provisions of the Plan.


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